CAROLINA BANK HOLDINGS, INC.
101 NORTH SPRING STREET
GREENSBORO, NC 27401
ATTN: ALLEN LILES

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	Proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of June 21, 2016, by and between the Company and First Bancorp, under which the Company will merge with and into First Bancorp, as more particularly described in the Proxy Statement/Prospectus	☐	☐	☐
2	Proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company will receive under existing agreements or arrangements with the Company in connection with the merger.	☐	☐	☐
3	Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000302056_1 R1.0.1.29

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

CAROLINA BANK HOLDINGS, INC.
Speical Meeting of Shareholders
December 20, 2016 4:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Donald H. Allred, Abby Donnelly and James E. Hooper, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Carolina Bank Holdings, Inc. (the "Company") held of record by the undersigned on October, 21, 2016, at the Special Meeting of Shareholders of the Company to be held at Carolina Bank Corporation Headquarters, 101 North Spring Street, 3rd Floor, Greensboro, North Carolina, at 4:00 p.m. on December 20, 2016 and at any adjournments thereof. The undersigned herby directs that the shares represented by this appointment of proxy be voted as indicated on the reverse side of this appointment of proxy.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS APPOINTMENT OF PROXY. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Continued and to be signed on reverse side